Exhibit 2.5

        RECEIVER'S ASSIGNMENT OF INTEREST IN INTELLECTUAL PROPERTY RIGHTS

         This Indenture made as of the 16th day of September, 1998;

BETWEEN:

         GRANT THORNTON LIMITED, as receiver and manager of the property and assets of Mentor Networks Inc., (the "Grantor")

                                                     OF THE FIRST PART

         - and -

         ITC CANADA LIMlTED, a body corporate, having its registered office in the City of Halifax, County of Halifax, Province of Nova Scotia, (the "Grantee")

                                                     OF THE SECOND PART

RECITALS:

A. Mentor Networks Inc. ("Mentor") granted certain security to the Nova Scotia Business Development Corporation, a Crown Corporation of the Province of Nova Scotia ("NSBDC") comprising, inter alia, the following:

         a. a Debenture in the original principal amount of $2,500,000 dated April 29, 1997 and registered under the Corporations Security Registration Act on May 1, 1997 as number 30928A and also filed under the Personal Property Registry on December 23, 1997 as number 155622 (the "Debenture"), whereby Mentor charged certain of its property, assets and undertaking including the property herein described as security for its indebtedness to NSBDC;

         b. the Debenture provided, inter alia, that upon it becoming enforceable NSBDC, by instrument in writing may appoint any person to be a receiver with power to convey, transfer and assign the title to any of the undertaking, property and assets charged by the Debenture;

         c. a Mortgage by way of sublease of Mentor's business premises located in the Purdy's Wharf Tower;

(collectively, the "Security")

B. Default having occurred under the Security, Grant Thornton Limited was appointed Receiver of the property, assets and undertaking of Mentor by NSBDC on July 20, 1998 by written appointment;

C. In response to an open tendering process, the Grantee offered to purchase the Receiver's right, title and interests in the assets of Mentor on August 19, 1998 which offer was accepted August 21, 1998, pursuant to which the Grantor agreed to sell to the Grantee and the Grantee agreed to purchase from the Grantor, the Grantor's right, title and interest in the personal property and assets of Mentor, including the property referred to herein and in Schedule "A" attached hereto.

WITNESSETH THAT:

1. In consideration of the sum of One Dollar ($1.00) of lawful money of Canada now paid by the Grantee to the Grantor and other good and valuable consideration, the receipt whereof is hereby acknowledged, the Grantor hereby sells, assigns, and transfers to the Grantee the right, title and interest of the Grantor under and pursuant to the Debenture in and to all intellectual property of Mentor, (the "Intellectual Property"), including registered and unregistered Trade-marks, together with the goodwill of the business related to the goods and/or services in respect of which the Trademarks are registered, trade and brand names, service marks, copyrights and/or copyright materials and/or materials capable of being copyrighted, designs, inventions, patents, patent applications, patent rights including any patents issuing on such applications or rights, licenses, sublicenses, franchises, formula, processes, technology courseware, software, software engine and related materials, training courses and disks, manuals, publications, know-how, business methodology and any property developed thereunder and therefrom and other industrial and intellectual property owned and/or used in connection with the business of Mentor and computer programs, customer and vendor lists, and records in connection with such business now owned by Mentor, and the right to copy, publish, amend, transmit, alter, license, franchise, digitize and further develop all such property, all logos, marketing images, and other intellectual property, including, without limitation, the Trade-marks described in Schedule "A" attached hereto, on an "as is, where is" basis, without warranties.

2. The Grantor also assigns all of its rights (if any) to enforce all confidentiality, non-disclosure and non-competition covenants now benefiting or which may benefit Mentor, with past or present employees of Mentor.

3. The Grantor covenants that it has done no act or thing to encumber the Intellectual Property.

4. The Grantor covenants and agrees with the Grantee, its successors and assigns, that it will, from time to time, and at all times hereafter, upon every reasonable request of the Grantee, its successors and assigns, but at the cost of the Grantee, its successors and assigns, make, do and execute or cause and procure to be made, done and executed all such further acts, deeds or assurances as may be reasonably be required by the Grantee, its successors and assigns, for more effectually and completely vesting in the Grantee, its successors and assigns, the Intellectual Property hereby assigned and transferred in accordance with the terms hereof.

         IN WlTNESS WHEREOF the Grantor has caused this indenture to be properly executed as of the day, month and year herein above first written.

SIGNED, SEALED AND                   )
DELIVERED in the presence of         )     GRANT THORNTON LIMITED, as
                                     )     receiver  and manager of the property
                                     )     and assets of Mentor Networks Inc.
/s/  Robert G. MacKeigan             )
--------------------------------     )
                                     )        By: /s/ Ross Landers
                                                 -------------------------------

         Schedule "A" to Assignment of Interest in Intellectual Property


1.       Desk Top Coach
         US Trade-mark serial number 75513389

2.       Desk Top Coach
         Canadian Trade-mark application number 087577000

3.       Intermed
         Canadian Trade-mark application number 077377500

4.       Digital Assets
         Canadian Trade-mark application number 074982300

5.       Mentor Networks & Design
         Canadian Trade-mark application number 074900300
         Canadian Trade-mark registration number TMA 475109

DATED:         September                                                    1998
--------------------------------------------------------------------------------




BETWEEN:



         GRANT THORNTON LIMITED, as receiver and manager of the property and assets of Mentor Networks Inc.,

                                                              GRANTOR


                                     - and -


         ITC CANADA LIMITED, a body corporate, having its registered office in the City of Halifax, County of Halifax, Province of Nova Scotia,

                                                              GRANTEE



--------------------------------------------------------------------------------

                      RECEIVER'S ASSIGNMENT OF INTEREST IN
                          INTELLECTUAL PROPERTY RIGHTS
                                    Parcel 6


--------------------------------------------------------------------------------


                                  C. Holm, Q.C.
                                 HUESTIS o HOLM
                            Barristers and Solicitors
                  708 - 1809 Barrington Street - CIBC Building
                         Halifax - Nova Scotia - Canada
                                     B3J 3K8

                                   File #32796

        RECEIVER'S ASSIGNMENT OF INTEREST IN INTELLECTUAL PROPERTY RIGHTS


           This Indenture made as of the 16th day of September, 1998;


BETWEEN:

                  GRANT THORNTON LIMITED, as receiver and manager of the property and assets of High Performance Group (Canada) Inc., (the "Grantor")

                                                         OF THE FIRST PART

                  - and -

                  ITC CANADA LIMITED, a body corporate, having its registered office in the City of Halifax, County of Halifax, Province of Nova Scotia, (the "Grantee")

                                                         OF THE SECOND PART


RECITALS:

A. High Performance Group (Canada) Inc. ("HPG") granted certain security to Nova Scotia Business Development Corporation, a Crown Corporation of the Province of Nova Scotia (NSBDC) comprising a Debenture in the original principal amount of $1,000,000 dated April 29, 1997 and registered under the Corporations Securities Registration Act on May 1, 1997 as number 30927A and also filed under the Personal Property Registry on December 23, 1997 as number 155606, (the "Debenture"), whereby HPG charged certain of its property, assets and undertaking including the property herein described as security for its indebtedness to NSBDC;

B. The Debenture provided, inter alia, that upon it becoming enforceable NSBDC by instrument in writing may appoint any person to be a Receiver with power to convey, transfer and assign the title to any of the undertaking, property and assets charged by the Debenture;

C. Default having occurred under the Debenture, Grant Thornton Limited was appointed Receiver of the property, assets and undertaking of HPG by NSBDC on July 20, 1998 by written appointment;

D. In response to an open tendering process, the Grantee offered to purchase the Receiver's right, title and interests in the assets of HPG on August 19, 1998 which offer was accepted August 21, 1998, pursuant to which the Grantor agreed to sell to the Grantee and the Grantee agreed to purchase from the Grantor, the Grantor's right, title and interest in the courseware and other assets of HPG, including the property referred to herein.



WITNESSETH THAT:

1. In consideration of the sum of One Dollar ($1.00) of lawful money of Canada now paid by the Grantee to the Grantor and other good and valuable consideration, the receipt whereof is hereby acknowledged, the Grantor hereby sells, assigns, and transfers to the Grantee the right, title and interest of the Grantor under and pursuant to the Debenture in and to all intellectual property of HPG, (the "Intellectual Property"), including registered and unregistered Trade-marks, together with the goodwill of the business related to the goods and/or services in respect of which the Trademarks are registered, trade and brand names, service marks, copyrights and/or copyright materials and/or materials capable of being copyrighted, designs, inventions, patents, patent applications, patent rights including any patents issuing on such applications or rights, licenses, sublicenses, franchises, formula, processes, technology courseware, software, software engine and related materials, training courses and disks, manuals, publications know-how, business methodology and any property developed thereunder and therefrom and other industrial and intellectual property owned and/or used in connection with the business of HPG and computer programs, customer and vendor lists, and records in connection with such business now owned by HPG, and the right to copy, publish, amend, transmit, alter, license, franchise, digitize and further develop all such property, all logos, marketing images, and other intellectual property, on an "as is, where is" basis, without warranties.

2. The Grantor also assigns all of its rights (if any) to enforce all confidentiality, non-disclosure and non-competition covenants now benefiting or which may benefit HPG, with past or present employees of HPG.

3. The Grantor covenants that it has done no act or thing to encumber the Intellectual Property.

4. The Grantor covenants and agrees with the Grantee, its successors and assigns, that it will, from time to time, and at all times hereafter, upon every reasonable request of the Grantee, its successors and assigns, but at the cost of the Grantee, its successors and assigns, make, do and execute or cause and procure to be made, done and executed all such further acts, deeds or assurances as may be reasonably be required by the Grantee, its successors and assigns, for more effectually and completely vesting in the Grantee, its successors and assigns, the Intellectual Property hereby assigned and transferred in accordance with the terms hereof.

         IN WITNESS WHEREOF the Grantor has caused this indenture to be properly executed as of the day, month and year herein above first written.

SIGNED, SEALED AND DELIVERED        )    GRANT THORNTON LIMITED, as
in the presence of:                 )       receiver and manager of the property
                                    )       and assets of High Performance
                                    )       Group (Canada) Inc.
/s/  Robert G. MacKeigan            )
---------------------------------   )
                                    )
                                    )        By: /s/ Ross Landers
                                                --------------------------------

DATED:        September                                                     1998
--------------------------------------------------------------------------------



BETWEEN:



         GRANT THORNTON LIMITED, as receiver and manager of the property and assets of High Performance Group (Canada) Inc.,

                                                              GRANTOR


                                     - and -


         ITC CANADA LIMITED, a body corporate, having its registered office in the City of Halifax, County of Halifax, Province of Nova Scotia,

                                                              GRANTEE



--------------------------------------------------------------------------------


                      RECEIVER'S ASSIGNMENT OF INTEREST IN
                          INTELLECTUAL PROPERTY RIGHTS
                                    Parcel 7

--------------------------------------------------------------------------------



                                  C. Holm, Q.C.
                                 HUESTIS o HOLM
                            Barristers and Solicitors
                  708 - 1809 Barrington Street - CIBC Building
                         Halifax - Nova Scotia - Canada
                                     B3J 3K8

                                   File #32796